                                  EXHIBIT 11.1


                       COMPUTATION OF EARNINGS PER SHARE

                                                     Three Months ended                  Nine Months ended
                                                         September 30                      September 30
                                                    2000              1999             2000             1999
                                                 -----------       ----------       ----------       ----------

Net income                                       $ 1,079,553       $  495,189       $2,348,276       $1,246,737
                                                 ===========       ==========       ==========       ==========

Weighted average number of common
   and common equivalent shares:

Weighted average common shares outstanding         2,698,746        2,684,666        2,698,746        2,582,567

Shares issued from assumed exercise of
  common stock equivalents(1)                             --           19,761              638           26,917
                                                 -----------       ----------       ----------       ----------

Weighted average number of common and
  common equivalent shares outstanding             2,698,746        2,704,427        2,699,384        2,609,484
                                                 ===========       ==========       ==========       ==========

Earnings per share:
         Basic                                   $       .40       $      .18       $      .87       $      .48
                                                 ===========       ==========       ==========       ==========

         Diluted                                 $       .40       $      .18       $      .87       $      .48
                                                 ===========       ==========       ==========       ==========


(1) The number of common stock equivalents excluded from the computation of earnings per share because they were antidilutive were 175,817 and 41,133 for three months ended September 30, 2000 and 1999, respectively, and 154,781 and 37,383 for the nine months ended September 30, 2000 and 1999, respectively.